Exhibit 16

February 15, 2006

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Vyrex Corporation

SEC File No. 000-27866

Ladies and Gentlemen:

We have read the statements made by Vyrex Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K as part of the Company’s Form 8-K report for the month of February 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ J.H. Cohn LLP
J.H. Cohn LLP